As filed with the Securities and Exchange Commission on September 3, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ON Semiconductor Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3840979
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5005 E. McDowell Road

Phoenix, AZ 85008

(602) 244-6600

(Address of Registrant’s Principal Executive Offices)

ON Semiconductor Corporation 2000 Stock Incentive Plan, and

ON Semiconductor Corporation 2000 Employee Stock Purchase Plan

(Full Title of the Plan)

George H. Cave, Esq.

ON Semiconductor Corporation

5005 E. McDowell Road

Phoenix, AZ 85008

(602) 244-5226

with a copy to:

John Dorris, Esq.

Snell & Wilmer

One Arizona Center

Phoenix, AZ 85004

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Name of Plan	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	2000 Stock Incentive Plan	25,000,000 shares	$2.98	$74,500,000	$ 9,439
Common Stock, par value $.01 per share	2000 Employee Stock Purchase Plan	3,000,000 shares	$2.98	$ 8,940,000	$ 1,133
Total		28,000,000 shares	$—	$83,440,000	$10,572

(1)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the ON Semiconductor Corporation 2000 Stock Incentive Plan (“Stock Incentive Plan”) and ON Semiconductor Corporation 2000 Employee Stock Purchase Plan (“Stock Purchase Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of ON Semiconductor Corporation. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the Stock Purchase Plan.

(2)	Estimated solely for the purposes of calculating the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, on the basis of the average of the high and low prices of the common stock of ON Semiconductor Corporation as reported on the NASDAQ on September 2, 2004.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The sole purpose of this Registration Statement on Form S-8 is to register up to 25,000,000 and 3,000,000 additional shares of the Corporation’s common stock for issuance under the Stock Incentive Plan and the Stock Purchase Plan, respectively. Pursuant to General Instruction E to Form S-8, the contents of the Corporation’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“Commission”) on April 6, 2000 (Registration No. 333-34130), May 23, 2000 (Registration No. 333-37638), October 10, 2001 (Registration 333-71336) and August 12, 2003 (Registration No. 333-107896) are hereby incorporated by reference in this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	ON Semiconductor Corporation 2000 Stock Incentive Plan (as adopted by the Board of Directors on February 17, 2000, amended and restated April 21, 2000, amended and restated May 18, 2001, amended and restated May 23, 2001, amended and restated May 21, 2003 and amended and restated May 19, 2004) (filed as Exhibit 10.7 to the Corporation’s Form 10-Q for the second quarter of 2004 filed with the Commission on August 6, 2004 and incorporated herein by reference)

4.2	ON Semiconductor Corporation 2000 Employee Stock Purchase Plan (as adopted by the Board of Directors on February 17, 2000, amended and restated April 21, 2000, amended and restated May 23, 2001 and amended and restated May 19, 2004) (filed as Exhibit 10.8 to the Corporation’s Form 10-Q for the second quarter of 2004 filed with the Commission on August 6, 2004 and incorporated herein by reference)

5.1	Opinion of George H. Cave, Esq., regarding the validity of the securities being registered*

23.1	Consent of Independent Registered Public Accounting Firm - PricewaterhouseCoopers LLP*

23.2	Consent of George H. Cave, Esq. (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

*	Filed herewith.

Item 9.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this day of September 3, 2004.

ON SEMICONDUCTOR CORPORATION (Registrant)

By:	/s/ DONALD COLVIN
Its:	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Keith Jackson, Donald Colvin and G. Sonny Cave, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on September 3, 2004.

Signature	Title

/s/ KEITH JACKSON Keith Jackson	President, Chief Executive Officer and Director

/s/ DONALD COLVIN Donald Colvin	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

/s/ J. DANIEL MCCRANIE J. Daniel McCranie	Chairman of the Board of Directors

/s/ RICHARD W. BOYCE Richard W. Boyce	Director

/s/ KEVIN BURNS Kevin Burns	Director

/s/ JUSTIN T. CHANG Justin T. Chang	Director

/s/ CURTIS J. CRAWFORD Curtis J. Crawford	Director

/s/ JEROME N. GREGOIRE Jerome N. Gregoire	Director

/s/ EMMANUEL T. HERNANDEZ Emmanuel T. Hernandez	Director

/s/ JOHN W. MARREN John W. Marren	Director

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this day of September 3, 2004.

ON SEMICONDUCTOR CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ ROBERT ZIERK
Its:	Administrator

EXHIBIT INDEX

4.1	ON Semiconductor Corporation 2000 Stock Incentive Plan (as adopted by the Board of Directors on February 17, 2000, amended and restated April 21, 2000, amended and restated May 18, 2001, amended and restated May 23, 2001, amended and restated May 21, 2003 and amended and restated May 19, 2004) (filed as Exhibit 10.7 to the Corporation’s Form 10-Q for the second quarter of 2004 filed with the Commission on August 6, 2004 and incorporated herein by reference)

4.2	ON Semiconductor Corporation 2000 Employee Stock Purchase Plan (as adopted by the Board of Directors on February 17, 2000, amended and restated April 21, 2000, amended and restated May 23, 2001 and amended and restated May 19, 2004) (filed as Exhibit 10.8 to the Corporation’s Form 10-Q for the second quarter of 2004 filed with the Commission on August 6, 2004 and incorporated herein by reference)

5.1	Opinion of George H. Cave, Esq., regarding the validity of the securities being registered*

23.1	Consent of Independent Registered Public Accounting Firm - PricewaterhouseCoopers LLP*

23.2	Consent of George H. Cave, Esq. (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

*	Filed herewith.